                                                                     EXHIBIT 5.3

HARNEYS
British Virgin Islands and Anguillan lawyers


Associated offices                                     Harney Westwood & Riegels
                                                       Craigmuir Chambers
London                                                 PO Box 71
Tel: +44 (0) 20 7440 8790                              Road Town, Tortola
Fax: +44 (0) 20 7440 8791                              British Virgin Islands
                                                       Tel: +1 284 494 2233
Anguilla                                               Fax: +1 284 494 3547
Tel: +1 264 498 5000                                   www.harneys.com
Fax: +1 264 498 5001
                                                       Your Ref

2 September 2005                                       Our Ref  RW/034994.0002


STATS ChipPAC Ltd.
STATS ChipPAC, Inc.
STATS ChipPAC Test Services, Inc.
STATS Holdings Limited
ChipPAC International Company Limited
STATS ChipPAC (Barbados) Ltd.
ChipPAC Luxembourg S.a.R.L.
ChipPAC Liquidity Management Hungary
   Limited Liability Company
STATS ChipPAC (BVI) Limited
STATS ChipPAC Malaysia Sdn. Bhd.

   all c/o STATS ChipPAC Ltd.
   10 Ang Mo Kio Street 65
   #05-17/20 Techpoint
   Singapore 569059


Dear Sirs

STATS HOLDINGS LIMITED, STATS CHIPPAC (BVI) LIMITED AND CHIPPAC INTERNATIONAL COMPANY LIMITED


1. We are lawyers qualified to practise in the British Virgin Islands and have acted as special counsel in the British Virgin Islands to STATS Holdings Limited, a company incorporated under the laws of the British Virgin Islands ("HOLDINGS"), STATS ChipPAC (BVI) Limited, a company incorporated under the laws of the British Virgin Islands ("SCL") and ChipPAC International Company Limited, a company incorporated under the laws of the British Virgin Islands ("CICL" and together with Holdings and SCL, the "BVI GUARANTORS") in connection with:

      (a) an indenture dated as of 19 July 2005 (the "INDENTURE") entered into between (1) STATS ChipPAC Ltd. as issuer and (2) U.S. Bank National Association as trustee (the "TRUSTEE"), expressed to be governed by the laws of the State of New York, and which provides for the issuance by the Issuer of 7.5% senior notes due 19 July 2010 (the "NOTES");



         A list of partners is available for inspection at our offices.

      (b) a subsidiary guarantee agreement dated as of 19 July 2005 (the "ORIGINAL GUARANTEE") entered into between the Issuer, certain subsidiaries of the Issuer, including each of the BVI Guarantors, as guarantors (the "GUARANTORS"), and the Trustee with respect to the Notes, and including the notation wording in respect of the guarantee therein stipulated which is to be endorsed upon each of the Notes;

      (c) a draft form of prospectus sent to us on 2 September 2005 (the "PROSPECTUS") prepared by the Issuer and the Guarantors and which sets forth information concerning the Issuer and the Guarantors and an offer to the holders of Notes issued in an aggregate principal amount of US$150,000,000 (the "EXISTING NOTES") to exchange the Existing Notes for new Notes in an aggregate principal amount of US$150,000,000 (the "EXCHANGE NOTES") and where the form and terms of the Exchange Notes will be identical in all material respects to the form and terms of the Existing Notes, and will similarly be governed by the terms of the Indenture, except that the Exchange Notes will be registered under the Securities Act 1933 of the United States of America (the "SECURITIES ACT");

      (d) a Form F-4 registration statement under the Securities Act (the "REGISTRATION STATEMENT") with respect to the offer to exchange the Existing Notes for the Exchange Notes (the "EXCHANGE OFFER") which we understand is to be filed in accordance with the Securities Act in the names of the Issuer and also in the names of each of the BVI Guarantors and the other Guarantors; and

      (e) a proposed form of exchange note subsidiary guarantee (the "EXCHANGE NOTE SUBSIDIARY GUARANTEE") to be issued by the BVI Guarantors and the other Guarantors with respect to the Exchange Notes and endorsed upon each of the Exchange Notes upon the consummation of the Exchange Offer as set forth in the Registration Statement.

            The Original Guarantee and the Exchange Note Subsidiary Guarantee are in this opinion together referred to as the "DOCUMENTS".

2.    For the purpose of this opinion, we have examined the following documents:

      (a) copies of each of the Indenture and the Original Guarantee, both as executed by all of the parties thereto;

      (b)   a copy of the proposed final version of the Registration Statement;

      (c)   a copy of the Prospectus;

      (d)   a copy of the agreed form of the Exchange Note Subsidiary Guarantee;

      (e)   (i)   a copy of the Memorandum and Articles of Association and
                  Certificate of Incorporation obtained from the British Virgin
                  Islands Registry of Corporate Affairs for (i) Holdings on 20
                  June 2005, (ii) SCL on 21 June 2005 and (iii) CICL on 21 June
                  2005;

            (ii)  (A)   a copy of the unanimous written resolutions of the
                        directors of Holdings dated 12 July 2005 approving the entry into by Holdings, and authorising the execution and performance by Holdings, of the Original Guarantee, the Registration Statement and the Exchange Note
                        Subsidiary Guarantee, and approving and authorising the publication of the Prospectus;

                  (B) a copy of the unanimous written resolutions of the directors of SCL dated 12 July 2005 approving the entry into by SCL, and authorising the execution and performance by SCL, of the Original Guarantee, the Registration Statement and the Exchange Note Subsidiary Guarantee, and approving and authorising the publication of the Prospectus;

                  (C) a copy of the unanimous written resolutions of the directors of CICL dated 12 July 2005 approving the entry into by CICL, and authorising the execution and performance by CICL, of the Original Guarantee, the Registration Statement and the Exchange Note Subsidiary Guarantee, and approving and authorising the publication of the Prospectus;

                  (items 2(e)(ii)(A), (B) and (C) together the "DIRECTORS' RESOLUTIONS");

            (iii) (A)   an original registered agent's certificate dated 8 July
                        2005 identifying the directors and sole shareholder of Holdings, issued by Offshore Incorporations Limited,
                        Holdings' registered agent;

                  (B) an original registered agent's certificate dated 8 July 2005 identifying the directors, officers and sole shareholder of SCL, issued by HWR Services Limited, SCL's registered agent;

                  (C) an original registered agent's certificate dated 8 July 2005 identifying the directors, officers and sole shareholder of CICL, issued by HWR Services Limited, CICL's registered agent;

                  (items 2(e)(iii)(A), (B) and (C) together the "REGISTERED AGENTS' CERTIFICATES");

            (iv) the public records on file and available for inspection at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands for (i) Holdings on 20 June 2005, (ii) SCL on 21 June 2005 and (iii) CICL on 21 June 2005;

            (v) the records of proceedings on file with, and available for inspection at the High Court of Justice, British Virgin Islands for (i) Holdings on 20 June 2005, (ii) SCL on 21 June 2005 and (iii) CICL on 21 June 2005; and

            (vi) an original Certificate of Good Standing for each of Holdings, SCL and CICL each dated 28 June 2005 issued by the Registrar of Companies, Road Town, Tortola, British Virgin Islands.

3.    For the purposes of this opinion we have assumed without further enquiry:

      (a) the authenticity of all documents submitted to us as originals, the conformity with the originals thereof of all documents submitted to us as copies or drafts and the authenticity of such originals;

      (b)   the genuineness of all signatures and seals;

      (c) the accuracy and completeness (i) of all information revealed by the Registered Agents' Certificates and our searches of the British Virgin Islands Registry of Corporate Affairs and the British Virgin Islands High Court Registry referred to at paragraphs 2(e)(iv) and
            (v), respectively, (and, in particular, that our searches of the British Virgin Islands Registry of Corporate Affairs did not fail to disclose any information which had been delivered for filing, but which did not appear on the respective files for the BVI Guarantors at the Registry as at the date of our searches) and (ii) of all corporate minutes, resolutions and other records which we have seen, and in all cases that no changes have occurred since our review thereof;

      (d) the accuracy of any and all representations of fact expressed in or implied by the documents we have examined;

      (e) that the Documents have been duly executed by each of the BVI Guarantors in the form of the agreed form of such document examined by us for the purposes of this opinion;

      (f) that the Documents and the Indenture constitute (or will constitute when executed and delivered) valid, legally binding and enforceable obligations of each of the BVI Guarantors under the laws of the State of New York in the United States of America ("NEW YORK") by which law they are expressed to be governed;

      (g) that all the obligations under the Documents and the Indenture of each party to them other than the BVI Guarantors are legal, valid, binding and enforceable in accordance with their terms on that party;

      (h) that no director of any of the BVI Guarantors has a financial interest in or other relationship to a party to the transaction contemplated by Indenture, the Documents or the Prospectus or if an interest does exist, that shareholder approval or ratification will be obtained; and

      (i)   that the Directors' Resolutions remain in full force and effect.

4. Based on the foregoing, and subject to the qualifications expressed below, our opinion is as follows:

      (a) Each of the BVI Guarantors is a company duly incorporated with limited liability under the International Business Companies Act (Cap 291) and validly existing in good standing under the laws of the British Virgin Islands. Each one is a separate legal entity and is subject to suit in its own name.

      (b) Each of the BVI Guarantors has full capacity to enter into and perform its obligations under the Documents and each of the BVI Guarantors has taken all necessary action to authorise its entry into the Documents and the filing of the Registration Statement in accordance with the Securities Act, and the publication of the Prospectus, and the exercise of its rights and the performance of its obligations under the Documents.

      (c) The Original Guarantee has been duly executed for and on behalf of each of the BVI Guarantors.

      (d) The Original Guarantee and, once executed in accordance with the Directors' Resolutions, the Exchange Note Subsidiary Guarantee will be treated by the courts of the British Virgin Islands as the legally binding, valid and enforceable obligations of each of the BVI Guarantors.

      (e) No consents or authorisations of any government or official authorities of or in the British Virgin Islands are necessary for the entry into and performance by each of the BVI Guarantors of the exercise of their respective rights pursuant to the Documents or for the filing of the Registration Statement in accordance with the Securities Act or for the publication of the Prospectus.

      (f) The execution and delivery of the Documents by each of the BVI Guarantors and the performance of their respective obligations and the exercise of their respective rights thereunder, and the filing of the Registration Statement in accordance with the Securities Act, and the publication of the Prospectus do not and will not conflict with:

            (i)   any law of the British Virgin Islands; or

            (ii) the Memorandum and Articles of Association of the relevant BVI Guarantor.

      (g) No stamp duties or similar documentary taxes imposed by or in the British Virgin Islands are payable in respect of the Documents.

      (h) There is no applicable usury or interest limitation law in the British Virgin Islands which would restrict the recovery of payments or the performance by each of the BVI Guarantors of their respective obligations under the Documents.

      (i) None of the BVI Guarantors will be required by any laws of the British Virgin Islands to make any deduction or withholding from any payment that it may make under the Documents, and neither the execution nor the delivery by the BVI Guarantors of any of the Documents is subject to any tax imposed on the BVI Guarantors by the British Virgin Islands.

      (j) There are no government controls or exchange controls in relation to the observance by the BVI Guarantors of their respective obligations under the Documents.

      (k) Any monetary judgment in a court of the British Virgin Islands in respect of a claim brought in connection with the Documents is likely to be expressed in the currency in which such claim is made, since such courts have power to grant a monetary judgment expressed otherwise than in the currency of the British Virgin Islands, but they may not necessarily do so.

      (l) Any final and conclusive monetary judgment for a definite sum obtained against each of the BVI Guarantors in the Courts of New York in respect of the Documents would be treated by the courts of the British Virgin Islands as a cause of action in itself so that no retrial of the issues would be necessary provided that:

            (i) the Courts of New York had jurisdiction in the matter and the relevant BVI Guarantor either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

            (ii) the judgment given by the Courts of New York was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the relevant BVI Guarantor;

            (iii) in obtaining judgment there was no fraud on the part of the person in whose favour judgment was given or on the part of the Courts of New York;

            (iv) recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

            (v) the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

      (m) The BVI Guarantors are not entitled to immunity from suit or enforcement of a judgment on the ground of sovereignty or otherwise in the courts of the British Virgin Islands in respect of proceedings against them in relation to the Documents and the execution of the Documents and performance of their respective obligations under the Documents by each of the BVI Guarantors constitute private and commercial acts.

      (n) Under the laws of the British Virgin Islands, the Trustee will not be deemed to be resident, domiciled or carrying on any commercial activity in the British Virgin Islands or subject to any tax in the British Virgin Islands by reason only of the execution, delivery and performance of the Documents nor is it necessary for the execution, delivery, performance and enforcement of the Documents that the Trustee be authorised or qualified to carry on business in the British Virgin Islands.

      (o) The choice of the law of New York as the proper law of the Documents would be upheld as a valid choice of law by the courts of the British Virgin Islands and applied by such courts in proceedings in relation to the Documents as the proper law thereof and the submission by each of the BVI Guarantors to the jurisdiction of the courts of New York and the nomination by each of the BVI Guarantors of an agent in New York to accept service of process in respect of proceedings before such courts are valid.

      (p) It is not necessary in order to ensure the legality, validity, enforceability or admissibility in evidence in proceedings of the obligations of each of the BVI Guarantors or the rights of the Trustee under the Documents that they or any other document be notarised, filed, registered or recorded in the British Virgin Islands.

      (q) The obligations of each of the BVI Guarantors under the Documents constitute direct obligations that rank at least pari passu with all its other unsecured obligations.

      (r) No court proceedings pending against any of the BVI Guarantors are revealed from our searches of the British Virgin Islands High Court Registry referred to at paragraph 2(e)(v).

      (s) On the basis of our searches of the British Virgin Islands Registry of Corporate Affairs and the British Virgin Islands High Court Registry referred to at paragraphs 2(e)(iv) and (v) respectively, no currently valid order or resolution for winding up any of the BVI Guarantors and no current notice of appointment of a receiver over any of the BVI Guarantors or any of its assets appears on the records maintained in respect of any of the BVI Guarantors at the Registry of Corporate Affairs, but it should be noted that failure to file notice of appointment of a receiver does not invalidate the receivership but merely gives rise to penalties on the part of the receiver.

      (t) Service of process in the British Virgin Islands on each of the BVI Guarantors must be effected by leaving at the Registered Office of the relevant BVI Guarantor the relevant document to be served. On the basis of our search of the British Virgin Islands Registry of Corporate Affairs referred to at paragraph 2(e)(iv) the registered office of each of SCL and CICL is Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands and the registered office of Holdings is Offshore Incorporations Centre, P.O. Box 957, Road Town, Tortola, British Virgin Islands.

5. This opinion is confined to and given on the basis of the laws of the British Virgin Islands as they are in force at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction.

6.    The opinions set out above are subject to the following qualifications:

      (a) Rights and obligations may be limited by bankruptcy, insolvency, liquidation, arrangement and other similar laws of the British Virgin Islands of general application affecting the rights of creditors.

      (b) Claims under the Documents may become barred under the laws relating to limitation of actions in the British Virgin Islands or may be or become subject to defences of set-off or counterclaim.

      (c) Equitable remedies such as injunctions and orders for specific performance are discretionary and will not normally be available where damages are considered an adequate remedy.

      (d) Where obligations are to be performed in a jurisdiction outside the British Virgin Islands they may not be enforceable under the laws of the British Virgin Islands to the extent that such performance would be contrary to public policy under the laws of the British Virgin Islands.

      (e) The courts in the British Virgin Islands will determine in their discretion whether or not an illegal or unenforceable provision may be severed.

      (f) The courts of the British Virgin Islands may refuse to give effect to a provision in respect of the cost of unsuccessful litigation brought before those courts or where the courts themselves have made an order for costs.

      (g) The term "enforceable" means that a document is of a type and form enforced by the British Virgin Islands courts. It does not mean that each obligation will be enforced in accordance with its terms. Certain rights and obligations may be qualified by non-conclusivity of certificates, doctrines of good faith and fair conduct, the availability of equitable remedies and other matters but in our view this qualification would not defeat your legitimate expectations in any material respect.

7. This opinion is rendered for your benefit and the benefit of your legal counsel in connection with the transactions contemplated by the Documents only. It may not be disclosed to or relied on by any other party for any other purpose without our prior written consent in each case, but provided that we hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



Yours faithfully
HARNEY WESTWOOD & RIEGELS


/s/  Harney Westwood & Riegels